AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made as of May 8, 1996, between Cable Computerized Management Systems, Inc. and IndeNet
Subsidiary, Inc., and is joined in by IndeNet, Inc., and by S.
Michael Ross, Judith K. Thome and John W. Sorensen.

          IndeNet, Inc. ("IndeNet") is a Delaware corporation with its principal executive offices located at 1640 North Gower
Street, Los Angeles, California 90028.

          Cable Computerized Management Systems, Inc. ("CCMS" or the "Company") is a Michigan corporation with its principal place of business located at 1853 R.W. Berends Drive, S.W., Grand Rapids, Michigan 49509. CCMS has three shareholders, S. Michael Ross, Judith K. Thome and John W. Sorensen (each a "Shareholder" and collectively the "Shareholders").

          IndeNet Subsidiary, Inc. ("IndeNet Sub") is a newly incorporated Michigan corporation and a wholly-owned subsidiary of IndeNet.

          IndeNet and CCMS desire that CCMS become affiliated with IndeNet. The affiliation would be effected through the merger of CCMS with and into IndeNet Sub, the wholly-owned subsidiary of IndeNet. The merger would be effected in accordance with this Agreement and in accordance with the Michigan Business Corporation Act. The transactions contemplated by and described in this Agreement are referred to as the "Merger".

          IndeNet, IndeNet Sub, CCMS and the Shareholders have executed this Agreement and Plan of Merger ("Agreement") intending to be legally bound hereby.

                            ARTICLE I
                     THE MERGER TRANSACTION

     1.1 Execution of Certificate of Merger. Subject to the conditions of this Agreement, IndeNet Sub and CCMS shall cause a Certificate of Merger in substantially the form of Exhibit A attached hereto (the "Certificate of Merger") to be executed and filed in accordance with the Michigan Business Corporation Act. Execution shall occur at a time and place reason- ably designated by IndeNet Sub. It is the intention of the parties that the execution and filing of the Certificate of Merger will occur on or before May 31, 1996.

     1.2 Date of Merger. The effective date and time of the Merger shall be the time and date the Certificate of Merger is filed with the State of Michigan, or such other time and date as may be set forth in the Certificate of Merger ("Merger Date").
As of the Merger Date, CCMS shall be merged with and into IndeNet Sub, which shall be the surviving corporation pursuant to this Agreement. IndeNet Sub, in its capacity as the surviving corporation, is sometimes herein called the "Surviving Corporation".

     1.3 Effect of the Merger. On the Merger Date, the separate existence of CCMS shall cease, and the Surviving Corporation shall succeed to and possess all the rights, privileges, immunities and powers, public or private, and be subject to all the debts, liabilities, obligations and duties of CCMS and IndeNet Sub all without further act or deed, as provided in
Section 724 of the Michigan Business Corporation Act.

     1.4 Articles of Incorporation, Bylaws, Directors and Officers. The Articles of Incorporation and Bylaws of IndeNet Sub which are in effect on the Merger Date shall be, from and after the Merger Date, the Articles of Incorporation and Bylaws of the Surviving Corpo- ration until they are amended. The directors and officers of IndeNet Sub shall be, from and after the Merger Date, the directors and officers of the Surviving Corporation until their successors are duly elected or appointed.

     1.5 Further Documents or Necessary Action. IndeNet, IndeNet Sub, CCMS and the Shareholders, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. On or after the Merger Date, if any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and powers of CCMS or IndeNet Sub, the officers and directors of such corporation, at the expense of the Surviving Corporation shall take all such necessary or appropriate action.

     1.6 Closing. A closing shall be held at the time and place reasonably designated by IndeNet Sub for execution of the Certificate of Merger pursuant to Section 1.1 of this Agreement, for delivery of any opinions, certificates or other documents which may then be required to satisfy the conditions of this Agreement and for payment of the Purchase Price (the "Closing"). The Closing shall occur on the Merger Date immediately prior to the time the Merger becomes effective.

     1.7  Continuation and Conversion of Securities.

          (a) Continuation of IndeNet Sub Common Stock. On the Merger Date, the shares of IndeNet Sub Common Stock which are outstanding immediately prior to the Merger Date shall remain issued and outstanding shares of $0.01 par value common stock of the Surviving Corporation, which shall represent all of the issued and outstanding shares of the common stock of the Surviving Corporation.

          (b) Conversion of CCMS Common Stock. On the Merger Date, all shares of CCMS Common Stock held by the Shareholders of CCMS shall, without further act or action, cease to exist as such and shall be converted into a right to receive the aggregate consideration from IndeNet and IndeNet Sub as set forth in
Section 1.8 below.


     1.8 Purchase Price. The aggregate consideration for the Merger (the "Purchase Price") shall be $4,800,000. Upon the surrender by the Shareholders to IndeNet of the stock certificates representing all of the issued and outstanding shares of capital stock of CCMS, IndeNet shall pay the Purchase Price. The Purchase Price shall be paid by IndeNet to the Shareholders at the Closing, as follows:

          (a) IndeNet shall deliver to the Shareholders the sum of $1,036,521 by bank wire transfer in immediately available funds to accounts established for the benefit of the Shareholders at a bank or banks which shall be designated in writing by the Shareholders not less than two business days before the Merger Date. The amount of cash payable to each Shareholder under this
Section 1.8(a) is set forth on Exhibit B hereto.

          (b) The balance of the Purchase Price (which balance of the Purchase Price is hereinafter referred to as the "Stock Payment") shall be paid to the Shareholders in 587,612 unregistered shares of IndeNet's $0.001 par value common stock (the "Common Stock"). Delivery of the Common Stock shall be effected by delivery of separate stock certificates to each of the Shareholders representing the Common Stock. The number of shares of Common Stock issuable to each of the Shareholders under this Section 1.8(b) is set forth on Exhibit B hereto. The number of shares of Common Stock issuable to the Shareholders was calculated based upon the approximate trading price of the Common Stock on the date of this Agreement.


                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES
                   CONCERNING THE SHAREHOLDERS

     Each of the Shareholders hereby severally represents and warrants to, and covenants and agrees with, IndeNet that:

     2.1 Ownership of Shares. Such Shareholder owns of record the number of shares of capital stock of the Company set forth opposite such Shareholder's name on Exhibit B hereto, and shall, on the Merger Date, own of record the number of shares set forth opposite the name of such Shareholder on Exhibit B, subject to written amendment, if any, by such Shareholder immediately prior to the Closing. Such Shareholder has and will have on the Merger Date, good and marketable title to such capital stock set forth on Exhibit B, in each case, free and clear of all liens, security interests, claims, encumbrances or other legal or equitable encumbrances, limitations or restrictions ("Liens").

     2.2 Delivery of Good Title. All consents, approvals, authorizations and orders necessary for the delivery of the shares to be surrendered by such Shareholder hereunder will have been obtained, and such Shareholder has, and immediately prior to the Closing such Shareholder will have, full right, power, authority and capacity to surrender and deliver such shares pursuant to this Agreement. Upon delivery of the shares to be surrendered by such Shareholder hereunder and delivery of the Purchase Price therefor pursuant to this Agreement, such shares shall be terminated in accordance with this Agreement.

     2.3 Execution and Delivery. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by such Shareholder of this Agreement (including, without limitation, the surrender of the shares held by such Shareholder) have been duly and lawfully obtained, and such Shareholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such Shareholder, or by such Shareholder's attorneys- in-fact and agents, and constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

     2.4 No Conflicts. The execution, delivery and performance of this Agreement by such Shareholder, and the consummation by such Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement or other agreement or instrument to which such Shareholder is a party or by which such Shareholder or such Shareholder's shares are bound, or violate any statute, law, ordinance, rule, permit, writ, judgment or award applicable to or binding upon such Shareholder.

     2.5  Qualification as a Stockholder of IndeNet.

          (a) The Shareholder hereby represents and warrants that he or she, individually or with such Shareholder's advisors, has the requisite knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the shares of Common Stock to be received as part of the Purchase Price hereunder. The Shareholder has had the full opportunity to seek the advice of independent counsel respecting this investment and the tax risks and implications of the transactions consummated in connection with this Agreement.

          (b) The Shareholder has received certain information concerning IndeNet and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks of holding the Common Stock, and is able to bear the economic risks and lack of liquidity inherent in holding unregistered shares of Common Stock.

     2.6 Investment Intent. The Common Stock being acquired by the Shareholder hereunder is being acquired for such Shareholder's own account and not with a view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "Act"). The Shareholder understands that the shares of Common Stock received in connection with the Merger have not been registered under the Act by reason of available exemptions from the registration and prospectus delivery requirements of the Act, and that such Common Stock must be held indefinitely unless the shares of Common Stock are registered under the Act or until any transfer is exempt from registration, and the reliance of IndeNet upon these exemptions is predicated in part by these representations and warranties by the Shareholder.


                           ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
                     CONCERNING THE COMPANY

     The Shareholders hereby jointly and severally represent, warrant and agree as follows:

     3.1 Corporate Organization. CCMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Copies of the Articles of Incorporation and Bylaws of the Company, with all amendments thereto to the date hereof, have been furnished to IndeNet or its representatives, and such copies are accurate and complete as of the date hereof.

     3.2  Capitalization of the Company; Title to the Shares.
The authorized capital stock of the Company consists of 50,000 shares of $1.00 par value common stock, of which 11,679 shares are currently outstanding (the "Shares"). As of the Merger Date, the Shares shall have been duly authorized and validly issued, and all such Shares shall be fully paid and nonassessable, with no personal liability attached to the ownership thereof. The Shares shall be the sole outstanding shares of capital stock of the Company, and except as specifically provided in this Agreement there shall be no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Shares or any unissued or treasury shares of capital stock of the Company. The Shareholders have, and will have on the Merger Date, valid and marketable title to all the Shares, free and clear of any Liens.

     3.3 No Subsidiaries. The Company does not own any capital stock or any equivalent interest in any other corporation, partnership or other organization or enterprise.

     3.4 Authorization and Validity of Agreements. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of the Company's obligations hereunder have been duly authorized by the Board of Directors and shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by the Company and is the valid and legally binding obligation of the Company, except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity.

     3.5 No Conflict or Violation. The execution, delivery and performance by the Company and the Shareholders of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits, authorizations or approvals referred to in Section 3.14 hereof.


     3.6 Consents and Approvals. Schedule 3.6 hereto sets forth a true and complete list of each consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by the Shareholders or the performance by the Shareholders of their obligations hereunder.

     3.7 Financial Statements. The Company has heretofore furnished to IndeNet (i) copies of its unaudited balance sheet as of December 31, 1995, together with the related unaudited statement of income for such fiscal year, certified by the chief financial officer of the Company (the "1995 Financial Statements") and (ii) copies of the unaudited balance sheet of the Company as at February 29, 1996, together with the related unaudited statement of income (the "Interim Financial Statements"), certified by the chief financial officer of the Company; (the 1995 Financial Statements and the Interim Financial Statements being hereinafter collectively referred to as the "Financial Statements") . The Financial Statements, including the notes thereto, (a) present fairly the consolidated financial position, results of operations and changes in financial position of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited Interim Financial Statements, to normal year-end audit adjustments consistent with prior periods); (b) are complete, correct and in accordance with the books of account and records of the Company; and (c) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for all of its income tax purposes.

     3.8 Absence of Certain Changes or Events. Since December 31, 1995, to and including the date hereof, the Company has operated in the ordinary course of business consistent with past practice, except as anticipated in this Agreement or consented to by IndeNet in connection with the Merger, and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company. The Shareholders know of no existing or reasonably foreseeable event, condition or circumstance that threatens to have a material adverse effect on the assets, operations, prospects, net income or financial condition of the Company. Since February 29, 1996, the Company has not taken any actions of a type referred to in Section 5.1(b) hereof that would have required the consent of IndeNet if such action were to have been taken during the period between the date hereof and the Merger Date.

     3.9  Tax Matters.

          (a) To the Shareholders' knowledge, the Company has filed, or caused to be filed, within the manner prescribed by law, all federal, state, and local tax and information returns required to have been filed (either separately or as part of a consolidated group) with all federal, state, local or other taxing authorities of United States and every other foreign jurisdiction in which such tax or information returns are required to be filed. Such returns and reports reflect accurately taxable income and all liability for all taxes of the Company for the periods covered thereby. Except as reflected on the Financial Statements or in Schedule 3.9, all federal, state, local and foreign income, profits, franchise, sales, use, property, gross receipts, occupancy, excise, payroll, accumulated earnings tax and other taxes and assessments ("Taxes") payable by, or due from the Company have been fully paid or adequately disclosed and fully provided for in the Financial Statements, and no other tax of any nature whatsoever, interest or penalty, will be payable by the Company with respect to the periods ended on or before January 1, 1996 and to the Shareholders' knowledge, except as reflected on the Financial Statements or in Schedule 3.9, all Taxes payable by, or due from the Company have been fully paid or adequately disclosed and fully provided for in the Financial Statements, and no other tax of any nature whatsoever, interest or penalty, will be payable by the Company with respect to the period beginning January 1, 1996 and ending on the Merger Date. No examination of any return of the Company by any taxing authority is currently in progress and the Company has not received notice of any proposed audit or examination. No consent extending any statute of limitations has been filed by the Company with respect to any tax liability for any year. The Company is not a party to any agreement with respect to sharing or allocation of taxes or tax costs.

          (b) Since its incorporation, the Company has at all times been, and until the Merger, will be, an "S Corporation" within the meaning of Section 1361 et seq. of the Internal Revenue Code and under the laws of all of the states in which it operates. The Shareholders acknowledge that they have relied upon their own tax advisors as to the tax treatment of the Merger and that IndeNet has not made any representation or warranty with respect to the tax consequences of the Merger.

     3.10 Absence of Undisclosed Liabilities. At the close of business on February 29, 1996, the Company had no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of the Company as of that date included in the Interim Financial Statements. Except as shown in such balance sheet or in the notes to the Interim Financial Statements, the Company is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

     3.11 Interests in Real Property. Schedule 3.11 hereto sets forth a true and complete list, by deed reference or otherwise, of all real properties owned, leased or used by the Company, including a brief description of the operating facilities, offices and other structures located thereon and, as to all such properties not owned by the Company, the annual rental payable with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Except as set forth in Schedule 3.11, the Company has good and marketable title in fee simple to all real properties shown in Schedule 3.11 as owned and valid leaseholds in all real estate shown in
Schedule 3.11, in each case under valid and enforceable leases. Except as disclosed in Schedule 3.11, none of the real properties owned by the Company is subject to any liens (other than the lien of current property taxes and assessments not in default), mortgages or encumbrances; and none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which adversely affect the value thereof or which interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company. To the Shareholders' knowledge, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations, except for possible nonconforming uses or violations which do not interfere with the present use, operation or maintenance thereof by the Company as now used, operated or maintained or access thereto, and which do not affect the value thereof. To the Shareholders' knowledge, all buildings, structures, improvements and fixtures owned, leased or used by the Company in the conduct of its business conform in all material respects to all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in good operating condition and repair.

     3.12 Personal Property. Schedule 3.12 hereto sets forth a true and complete list of each item of machinery, equipment, furniture, fixtures and other tangible personal property owned, leased or used by the Company having an original purchase cost or aggregate lease cost to such Company exceeding $25,000 (the "Machinery and Equipment"). Except as set forth in Schedule 3.12, the Company owns outright and has good title, free and clear of all title defects, security interests, liens, charges and encumbrances of any nature whatsoever (other than the lien of current property taxes and assessments not in default, if any) to the Machinery and Equipment shown on Schedule 3.12 as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the balance sheets included in the 1995 Financial Statements and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since such date. None of the title defects, security interests, liens, charges or encumbrances (if any) listed on Schedule 3.12 adversely affects the value of any of the items of personal property to which it relates or interferes with its use in the conduct of business of the Company. Except as set forth in Schedule 3.12, the Company holds good and transferable leaseholds in all of the Machinery and Equipment shown on
Schedule 3.12 as leased by it, in each case under valid and enforceable leases. The Company is not in default with respect to any item of Machinery and Equipment purported to be leased by it, and no event has occurred which constitutes or with due notice or lapse of time or both may constitute a default under any lease thereof. The Machinery and Equipment and other personal property now owned, leased or used by the Company is sufficient and adequate to carry on the Company's business as presently conducted and all items thereof are, to the Shareholders' knowledge, in good operating condition and repair, normal wear and tear excepted. The Company does not hold any personal property of any other person, firm or corporation pursuant to any consignment or similar arrangement.

     3.13 Copyrights, Trademarks, Trade Names and Know-How.
Schedule 3.13 hereto sets forth a true and complete list of (i) all patents, patent rights, copyrights, trademarks, service marks, trade names, trade secrets and proprietary know how (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or used in the business of the Company (the "Intangible Assets"), (ii) all jurisdictions in which the rights of the Company in and to the Intangible Assets have been registered, authorized or otherwise officially recognized or protected. Such list includes a summary description of each such item and specifies, where applicable, the date on which any permit, patent, license, or other authorization was granted or applied for, the expiration date and the current status thereof. There is no restriction affecting the Company's use of any of the Intangible Assets, and no license has been granted by the Company with respect thereto other than pursuant to license agreements and customer service and support agreements entered between CCMS and customers in the ordinary courses of business. To the Shareholders' knowledge, each of the Intangible Assets is valid and in good standing, is not currently being challenged, is not involved in any pending or threatened administrative or judicial proceeding, and does not conflict with any rights of any other person, firm or corporation. To the Shareholders' knowledge, none of the products or operations of the Company involves any infringement of any proprietary right of any other person, firm or corporation.

     3.14 Licenses, Permits and Governmental Approvals.  Schedule
3.14 hereto sets forth a true and complete list of all material licenses, permits, franchises, authorizations and approvals issued or granted to the Company by any national, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses"), and all pending applications therefor. Such list contains a summary description of each such item and where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect.
To the Shareholders' knowledge, the Licenses are sufficient in all respects to permit the continued lawful conduct of the Company's business in the manner now conducted, and none of the Company's operations are being conducted in a manner which violates any of the terms or conditions under which any License was granted.

     3.15 Compliance with Law; Licenses. To the Shareholders' knowledge, the operations of the Company have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company and its respective assets, properties and operations, including, without limitations all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, currency exchange, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building, occupation safety, and pension matters, except where the failure to so comply would not individually or in the aggregate have a material adverse effect on the assets or the businesses of the Company, taken as a whole. The Company has not received notice of any violation of any such law, regulation, order or other legal requirement, nor is it in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Company or any of its respective assets, properties or operations. The Shareholders have no knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) which would materially affect the transactions contemplated by this Agreement or all or a material part of the assets or the businesses of the Company. To the Shareholders' knowledge, the Company has all licenses, franchises, permits, authorizations or approvals from all governmental or regulatory authorities required for the conduct of its businesses and the ownership, occupancy and operation of its properties for their present uses, and are not in violation of any such license, permit, order or approval. No such licenses, franchises, permits, authorizations and approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     3.16 Litigation. Schedule 3.16 hereto sets forth a list and a summary description of certain pending actions, suits, proceedings, disputes or investigations. Except as set forth in
Schedule 3.16, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Shareholders' knowledge, threatened before any federal, state or local court or governmental or regulatory authority of any country, or before any arbitrator of any nature, brought by or against the Company or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by this Agreement. Neither the Company nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, which affects or might affect its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

     3.17 Contracts. Schedule 3.17 hereto sets forth a true and complete list of all material contracts, agreements and other instruments to which the Company is a party or otherwise relating to or affecting any of its respective assets, properties or operations (except items listed in other Schedules to this Agreement and, with respect to clauses (ii), (iii) and (iv) below, any of the foregoing calling for payments of less than $25,000 or terminable by the Company upon not more than three months' written notice), including, without limitation, all written or oral, express or implied, (i) contracts, agreements, commitments and license agreements and customer service and support agreements; (ii) purchase and supply contracts; (iii) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (iv) leases and subleases of real or personal property; (v) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (vi) documents granting any power of attorney with respect to the affairs of the Company;
(vii) suretyship contracts, working capital maintenance or other form of guaranty agreements; (viii) contracts or commitments limiting or restraining the Company from engaging or competing in any lines of business or with any person, firm, or corporation;
(ix) partnership and joint venture agreements; and (x) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Company has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of the Shareholders' knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to IndeNet all Commitments for review and the Company has delivered to IndeNet or its representatives true and complete copies of all Commitments of which IndeNet has requested copies.

     3.18 Accounts Receivable. Except as set forth in Schedule 3.18, all notes and accounts receivable payable to or for the benefit of the Company reflected on the balance sheets of the Company included in the Financial Statements, or acquired by the Company after the date thereof and before the Merger Date, represent or will represent valid obligations arising from sales actually made or services actually performed, and are not subject to any counterclaims or set-offs.

     3.19 Inventories. The inventories of the Company reflected on the latest balance sheets of the Company included in the Financial Statements, or acquired by the Company after the date thereof and before the Merger Date, are carried at not in excess of the lower of cost or net realizable value, and do not include any inventory which is obsolete, surplus or not usable or saleable in the lawful and ordinary course of business of the Company as heretofore conducted, in each case net of reserves provided therefor on such balance sheets. As used herein, "obsolete inventory" is inventory which, at the balance sheet date, was not usable or saleable, because of legal restrictions, failure to meet specifications, loss of market, damage, physical deterioration or for any other cause; and "surplus inventory" is inventory which, at the balance sheet date, exceeded known or anticipated requirements in the reasonable business judgment of the Company.

     3.20 Employee Plans.

          (a) Schedule 3.20 hereto sets forth a true and complete list and summary description of all bonus, pension, stock option, stock purchase, benefit, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, all employment contracts or executive compensation agreements, written or oral, and all collective bargaining agreements in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees of the Company (the "Employee Plans").

          (b) To the Shareholders' knowledge, each of the Employee Plans is in compliance with the requirements provided by any and all applicable statutes, orders or governmental rules or regulations currently in effect.

          (c) Except as set forth on Schedule 3.20, with respect to the Employee Plans, all applicable contributions and payments required to be made by the Company to, or in connection with such Employee Plans, for all periods ending before the Merger Date have been made in full. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums required to be paid by the Company have been paid in full with regard to such Employee Plan for policy years or other applicable policy periods ending on or before the Merger Date.

          (d) Schedule 3.20 hereto also sets forth a true and complete list of all manuals, brochures or publications or similar documents of the Company regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of the Company.

          (e) Schedule 3.20 hereto sets forth a true and complete list of all agreements now in effect between the Company and any labor organization. The Company has not breached or otherwise failed to comply in any material respect with any provisions of any such agreement and there are no grievances outstanding against any of them under any such agreement. No unfair labor practice complaints are pending or threatened against the Company before any labor relations board or similar agency, and no current union representation questions involving employees of the Company are outstanding. No activity or proceeding of any labor organization (or representative thereof) to organize any unorganized employees of the Company, and no strike, slowdown, work stoppage, lockout or other collective labor action by or with respect to any employees of the Company has occurred within the past three years or is now in progress or, to the best of the Shareholders' knowledge, has been threatened.

     3.21 Customers. Schedule 3.21 hereto sets forth a true and complete list of all customers from whom the Company derived 1% or more of its gross revenues during the Company's last full fiscal year. To the best of the Shareholders' knowledge, none of such customers has, or intends to terminate or change significantly its relationship with the Company on or after December 31, 1995. Except as disclosed in Schedule 3.21, the Company has not granted any unusual credit or other sales terms to customers or others.

     3.22 Insurance. Schedule 3.22 hereto sets forth a true and complete list of all insurance policies in force at the date of this Agreement, with respect to the assets, properties or operations of the Company, together with a summary description of the premiums currently paid thereon, the hazards insured against and the amount of coverage, in the local currency (indicating deductibles, if any). True and complete copies of all such insurance policies have been made available to IndeNet and copies have been furnished upon request to IndeNet by the Company. All such insurance is of like character and amount as is carried by like businesses similarly situated and is held by the Company or shall be transferred to it on or before the Merger Date.

     3.23 Transactions with Directors, Officers and Affiliates. Except as set forth in Schedule 3.23, since December 31, 1995, there have been no transactions between the Company and the Shareholders, or any director, officer, employee, stockholder or affiliate, as defined in Rule 405 under the Act (an "Affiliate"), of the Shareholders, or the Company. To the best of the Shareholders' knowledge after reasonable inquiry, during the past three years none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company.

     3.24 Propriety of Past Payments. No funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of such Company; all payments by or on behalf the Company have been duly and properly recorded and accounted for in its books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign.

     3.25 Change in Ownership. The consummation of the transactions contemplated by this Agreement will not, to the best of the Shareholders' knowledge, result in any material adverse change in the business operations of the Company nor result in any material customer loss.

     3.26 Environmental Matters. To the Shareholders' knowledge, the Company has obtained all permits, licenses and other authorizations which are required with respect to its assets, properties and operations under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or protection of the environment (collectively, the "Environmental Laws"). The Company is in compliance with: (i) all terms and conditions of such required permits, licenses and authorizations, (ii) all terms and conditions of the Environmental Laws, and (iii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to so comply would not affect the functioning of the Company or require the expenditure of any money to cure such noncompliance. The Company has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans with respect to the assets, properties or operations of the Company which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any Environmental Law, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste. To the Shareholders' knowledge, there are no hazardous wastes or toxic substances located on any real property owned, leased or used by the Company and no such real property has been used for the storage of any oils, petroleum by-products or other hazardous materials (other than, in each case referred to in this sentence, those generally used or generated in the normal operations of the Company in conformity with applicable law which has not had and will not have an adverse effect on such real property or the operations of the Company). No pollutants, in excess of those deemed acceptable under Environmental Laws, are discharged from any such real property by the Company, directly or indirectly into any body of water.

     3.27 Labor Matters.  Except as set forth in Schedule 3.27,
(i) the Company is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) the Company is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than is required by law);(iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize its employees.

     3.28 Accuracy of Information. None of the Shareholders' representations, warranties or statements contained in this Agreement, or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading. All information relating to the Company which is known or would on reasonable inquiry be known to the Shareholders and which may be material to a purchaser for value of the capital stock of the Company has been disclosed in writing to IndeNet and any such information arising on or before the Merger Date will forthwith be disclosed in writing to IndeNet.

     3.29 Survival. Each of the representations and warranties made by the Shareholders in this Article III shall be deemed represented and made on the Merger Date as if made at such time and shall survive the Closing and Merger for a period terminating two years after the Merger Date, except with respect to the representations and warranties (i) in Section 3.9 hereof, which shall survive for six years following the due date (including extensions) of the income tax returns of the Company for the first taxable year which will end after the Merger Date and (ii) in Section 3.26 hereof, which shall survive forever.


                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF INDENET

     IndeNet hereby represents, warrants and agrees as follows:

     4.1 Corporate Organization of IndeNet. IndeNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.
Complete and correct copies of IndeNet's Certificate of Incorporation and Bylaws have been delivered to the Shareholders.

     4.2 Corporate Organization of IndeNet Sub. IndeNet Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted. Complete and correct copies of IndeNet Sub's Articles of Incorporation and Bylaws have been delivered to the Shareholders.

     4.3 Authorization and Validity of Agreements. Indent and IndeNet Sub have the corporate power to enter into this Agreement and to carry out their respective obligations hereunder. The execution and delivery of this Agreement, and the performance of IndeNet's and IndeNet Sub's respective obligations hereunder, have been duly authorized by the Board of Directors of each and by the shareholder of IndeNet Sub, and no other corporate proceedings on the part of either are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by IndeNet and IndeNet Sub and is the valid and legally binding obligations of IndeNet and IndeNet Sub, enforceable against IndeNet and IndeNet Sub in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights or general principles of equity.

     4.4 No Conflict or Violation. The execution, delivery and performance by IndeNet and IndeNet Sub of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws of IndeNet or IndeNet Sub, and do not and will not violate any provision of any agreement or instrument to which IndeNet or IndeNet Sub is a party or by which either is bound, or of any order, judgment or decree of any court or other governmental or regulatory authority to which IndeNet or IndeNet Sub is subject.

     4.5 Capitalization. The authorized capital stock of IndeNet consists solely of (i) 100,000,000 shares of Common Stock, of which approximately 12,000,000 shares are issued and outstanding as of the date of this Agreement, and (ii) 40,000,000 shares of $.0001 par value preferred stock, of which 1,200 shares have been designated as Series A Preferred Stock, and 250,000 shares have been designated as Series B Preferred Stock. As of the date hereof, 1,200 shares of Series A Preferred Stock are outstanding, and 216,667 shares of Series B Preferred Stock are outstanding. All of the outstanding shares of common stock and preferred stock have been duly authorized and validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of stockholders. Except as set forth in Schedule 4.5, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of IndeNet. No other class of capital stock of IndeNet is authorized or outstanding. All shares of IndeNet's Common Stock issued to the Shareholders pursuant to this Agreement will be duly authorized, validly issued and outstanding, fully paid and nonassessable. The authorized capital stock of IndeNet Sub consists solely of 60,000 shares of Common Stock, of which 100 shares are issued and outstanding as of the date of this Agreement and are owned of record and beneficially by IndeNet.

     4.6 SEC Filings. Since January 1, 1995, IndeNet has timely filed and, as required by Section 13 of the Securities Exchange Act of 1934, will continue to timely file, all the required forms, reports and other documents with the Securities and Exchange Commission (the "SEC"). As of the date hereof, and at the Merger Date, all reports, forms and other documents so filed:
(i) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC, and
(ii) do not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. IndeNet has delivered to the Shareholders a copy of all reports filed by IndeNet with the SEC since January 1, 1995.

     4.7 Financial Statements. IndeNet has or will deliver to the Shareholders copies of the unaudited consolidated balance sheet of IndeNet as of December 31, 1995 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows for the nine-month period then ended (the "IndeNet Financials"). The IndeNet Financials were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto, and subject to normal year-end audit adjustments consistent with prior periods) and fairly present the financial position of IndeNet as of the dates thereof and the results of operations and changes in financial position of IndeNet as of the dates thereof and the results of operations and changes in financial position for the periods then ended. Except as may be disclosed in the SEC filings described in Section 4.6 above, since December 31, 1995, there has not been any material adverse change in the assets or liabilities, or in the business or financial condition, the results of operations or prospects of IndeNet.

     4.8 Tax Treatment. IndeNet will treat the transactions contemplated in this Agreement as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and/or 368(a)(2)(D) of the Internal Revenue Code, and will take no action contrary to such treatment. Notwithstanding the foregoing, neither IndeNet nor IndeNet Sub represents or warrants that the Merger will qualify as a tax-free reorganization within the meaning of the foregoing sections of the Internal Revenue Code.

     4.9 Survival. Each of the representations and warranties made by IndeNet in this Article IV shall be deemed represented and made by IndeNet on the Merger Date as if made at such time and shall survive the Closing and Merger for a period terminating two years after the Merger Date.

     4.10 Accuracy of Information. None of the representations, warranties or statements of IndeNet contained in this Agreement, or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any such representations, warranties or statements in light of the circumstances under which they were made, not misleading. All information relating to IndeNet or IndeNet Sub which is known or would on reasonable inquiry be known to IndeNet and which may be material to a purchaser for value of the capital stock of IndeNet has been disclosed in writing to the Shareholders and any such information arising on or before the Merger Date will forthwith be disclosed in writing to the Shareholders.

     4.11 Surviving Corporation. IndeNet has no plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of the stock of the Surviving Corporation or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from CCMS except for dispositions made in the ordinary course of business.

                                 ARTICLE V
                           ADDITIONAL COVENANTS

     5.1 Conduct of Business. During the period commencing on the effective date of this Agreement and ending on the Merger
Date or the earlier termination of this Agreement pursuant to
Article VIII:

           (a) The Shareholders shall cause the Company to continue to conduct its business in the ordinary course in substantially the same manner as heretofore conducted, except as may specifically be authorized by IndeNet or as is contemplated in this Agreement, and to use its reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with the Company; and

          (b) Except for transactions expressly contemplated by this Agreement or with the specific prior written consent of IndeNet, the Shareholders shall not permit the Company to:

               (i)  Amend its charter document or by-laws;

               (ii) Declare, set aside or pay any dividend or make any distribution on or with respect to shares of its capital stock other than a distribution on or before the Merger to the Shareholders of an aggregate of $163,479;

               (iii)Issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, the capital stock of the Company, or purchase, redeem or otherwise acquire any shares of such capital stock;

               (iv) Acquire any assets or properties, except in the ordinary course of business consistent with past practice;

               (v) Sell, lease, transfer, dispose of, encumber or mortgage any assets or properties, except in the ordinary course of business consistent with past practice;

               (vi) Enter into any merger, consolidation, recapitalization or other business combination or reorganization;

               (vii)Create, incur or assume any indebtedness for borrowed money except in the ordinary course of business consistent with past practice, or prepay any part of the principal or interest of any existing indebtedness before the due date thereof;

               (viii)Assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity;

               (ix) Make any loans, advances or capital contributions to or investments in any person or entity;

               (x) Cause or permit any of its current insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless forthwith upon notice of such termination, cancellation or lapse, the Company uses its reasonable best efforts to obtain commercially reasonable replacement policies from the same or comparable insurers providing coverage which is the same as or comparable to that provided under the canceled, terminated or lapsed policies;

               (xi) Sell, transfer, license or otherwise dispose of any of the Intangible Assets, except for the licensing of software in the ordinary course of business;

               (xii)Waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

               (xiii)Make aggregate capital expenditures and commitments therefor, which, when taken together with all other capital expenditures and commitments of the Company existing or made during such period, would exceed $25,000;

               (xiv)Make any change in any method of accounting or accounting practice, except as may be required by law or by generally accepted accounting principles and after written notice to IndeNet;

               (xv) Increase the compensation payable or to become payable by it to any of its employees except for normal periodic increases in the ordinary course of business that are made in accordance with established compensation policies of the Company;

               (xvi)Make any payment or provision with respect to any Employee Plan, except in the ordinary course of the administration of such plans consistent with the established compensation policies of the Company;

               (xvii)Grant any stock options, restricted stock grants, stock appreciation rights or similar instruments or rights;

               (xviii)Enter into any employment agreement or other contract or arrangement with respect to the performance of personal services which is not terminable without liability by the Company on not more than 30 days' notice;

               (xix)Except in the ordinary course of business consistent with past practice, make any loan to, or enter into any written contract, lease or commitment with, any officer or director of the Company;

               (xx) Enter into any agreement or transaction with any Affiliate upon terms and conditions less favorable to the Company than could be obtained on an arm's-length basis;

               (xxi)Adopt any new employee benefit plan or program or amend to increase materially the compensation or benefits payable under any of the Employee Plans, or grant any severance or termination pay or benefit otherwise than pursuant to policies of the Company in effect on the date of this Agreement; or

               (xxii)Enter into any oral or written agreement, contract, commitment, arrangement or understanding with respect to any of the foregoing.

     5.2 Access to Properties and Records. The Company shall afford to IndeNet and IndeNet's accountants, counsel and representatives full access during normal business hours throughout the period prior to the Merger Date (or the earlier termination of this Agreement pursuant to Article VIII) to all the Company's properties, books, contracts, commitments and records (including, but not limited to, tax returns) and, during such period, shall furnish promptly to IndeNet all information concerning the Company's business, properties and personnel as IndeNet may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of the Shareholders or the conditions to the obligations of IndeNet.

     5.3 Negotiations. From and after the date hereof, neither the Shareholders, the Company, its officers or directors nor anyone acting on behalf of the Company or such persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group (other than IndeNet, IndeNet Sub or their respective representatives) concerning any merger, sale of substantial assets, purchase or sale of shares or similar transaction involving the Company or any division thereof. The Shareholders shall promptly communicate to IndeNet any inquiries or communications concerning any such transaction which it may receive or of which it may become aware.

     5.4 Consents and Approvals. The Company (i) shall use its best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, in the United States, and all other applicable jurisdictions, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by it of this Agreement, and (ii) shall diligently assist and cooperate with IndeNet in preparing and filing all documents required to be submitted by IndeNet to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by IndeNet in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to IndeNet all information concerning the Shareholders and the Company which counsel to IndeNet determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

     5.5 Further Assurances. Upon the request of IndeNet at any time after the Merger Date, the Shareholders will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as IndeNet or its counsel may request in order to perfect title of IndeNet and its successors and assigns to the property and assets of CCMS or otherwise to effectuate the purposes of this Agreement.

     5.6 Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

     5.7 Intended Tax Treatment. The parties intend that the transactions contemplated by this Agreement constitute a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended. The parties agree to take all actions as may be reasonably necessary to qualify and maintain such transactions as a "reorganization" for federal income tax purposes and to file all tax returns and information associated therewith consistent with such tax treatment.


                           ARTICLE VI
              CONDITIONS TO OBLIGATIONS OF INDENET

     The obligations of IndeNet and IndeNet Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Merger Date, of the following conditions, any one or more of which may be waived by IndeNet in its sole discretion:

     6.1 Representations and Warranties of the Shareholders. Except as otherwise permitted in this Agreement, all representations and warranties made in Article II and Article III of this Agreement shall be true and correct on and as of the Merger Date as if again made on and as of such date, and IndeNet shall have received a certificate dated the Merger Date and signed by the Shareholders to that effect.

     6.2 Performance of the Shareholders' Obligations. The Shareholders and the Company shall have performed in all respects all obligations required under this Agreement to be performed by them on or before the Merger Date, and IndeNet shall have received a certificate dated the Merger Date and signed by the Shareholders to that effect.

     6.3  Consents and Approvals.  Except as set forth in
Schedule 3.6, all consents, waivers, authorizations and approvals of any governmental or regulatory authority in the United States, or elsewhere, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Merger Date.

     6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of the Company shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

     6.5 No Material Adverse Change. During the period from February 29, 1996 to the Merger Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company.

     6.6 Employment Agreement. IndeNet shall have received a copy of the Employment Agreements, in the form attached hereto as Exhibit C, duly executed and delivered by each of the Shareholders.

     6.7 Registration Rights and Lock-Up Agreement. IndeNet shall have received a copy of the Registration Rights and Lock-up
Agreement, in the form attached hereto as Exhibit D, duly executed and delivered by each of the Shareholders.

     6.8 Opinion of Counsel. IndeNet shall have received from Warner Norcross & Judd LLP, counsel to the Shareholders and the
Company, a written opinion dated the Merger Date and addressed to IndeNet, substantially in the form set forth in Exhibit E.

     6.9 Other Closing Documents. IndeNet shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Shareholders or in furtherance of the transactions contemplated by this Agreement as IndeNet or its counsel may reasonably request.

     6.10 Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Shareholders under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Shareholders in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel to IndeNet.


                           ARTICLE VII
          CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

     The obligations of the Shareholders and CCMS to consummate the transactions contemplated by this Agreement are subject to the fulfillment, on or before the Merger Date, of the following conditions, any one or more of which may be waived by the Shareholders in their sole discretion:

     7.1 Representations and Warranties of IndeNet. All representations and warranties made by IndeNet in this Agreement shall be true and correct on and as of the Merger Date as if again made by IndeNet on and as of such date, and the Shareholders shall have received a certificate dated the Merger Date and signed by an authorized officer of IndeNet to that effect.

     7.2 Performance of IndeNet's Obligations. IndeNet and IndeNet Sub shall have performed in all respects all obligations required under this Agreement to be performed by them on or before the Merger Date, and the Shareholders shall have received a certificate dated the Merger Date and signed an authorized officer of IndeNet to that effect.

     7.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority in the United States, or elsewhere, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Merger Date.

     7.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, which declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

     7.5 Opinion of Counsel. The Shareholders shall have received from Cohen Brame & Smith, counsel to IndeNet and IndeNet
Sub, a written opinion dated the Merger Date and addressed to the Shareholders, substantially in the form attached hereto as Exhibit F.

     7.6  Registration Rights and Lock-Up Agreement.  The
Shareholders shall have received a copy of the Registration
Rights and Lock-Up Agreement, the form of which is attached hereto as Exhibit D, duly executed by IndeNet.

     7.7 Employment Agreements. IndeNet shall have executed and delivered an Employment Agreement, in the form attached hereto as Exhibit C, for each of the Shareholders.

     7.8 Other Closing Documents. The Shareholders shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of IndeNet or in furtherance of the transactions contemplated by this Agreement as the Shareholders or its counsel may reasonably request.

     7.9 Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of IndeNet and IndeNet Sub under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of IndeNet and IndeNet Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Shareholders.



                          ARTICLE VIII
                   TERMINATION AND ABANDONMENT

     8.1 Methods of Termination; Upset Date. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

          (a) By the mutual written consent of the Shareholders and IndeNet;

          (b)  By IndeNet, if all the conditions set forth in
Article VI of this Agreement shall not have been satisfied or waived on or before the Closing;

          (c) By the Shareholders, if all the conditions set forth in Article VII of this Agreement shall not have been satisfied or waived on or before the Closing;

          (d) By either the Shareholders or IndeNet if the other party hereto fails to comply in any material respect with any of its covenants or agreements contained herein, or breaches its representations and warranties in any material way;

          (e) By either the Shareholders or IndeNet if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

          (f) By either the Shareholders or IndeNet at any time after May 31, 1996.

     8.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by the Shareholders or IndeNet pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Shareholders or IndeNet. If this Agreement is terminated as provided herein:

          (a) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution hereof, to the party furnishing the same;

          (b) All information received by any party to this Agreement with respect to the business of any other party or its subsidiaries (other than information which is a matter of public knowledge, has heretofore been or is hereafter published in any form for public distribution, is obtainable from independent sources, or has been filed as public information with or otherwise required to be disclosed by or to any governmental or regulatory authority), shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

          (c) No party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in this Section 8.2 and in Sections
10.2, 10.4 and 10.5 hereof; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.


                           ARTICLE IX
                         INDEMNIFICATION

     9.1  Obligation of Shareholders to Indemnify.

          (a) Notwithstanding the Closing and Merger and regardless of any investigation at any time made by or on behalf of IndeNet or of any knowledge or information that IndeNet may have, subject to Section 9.1(b) below, the Shareholders shall indemnify and hereby agree to, jointly and severally, fully defend, save and hold IndeNet, and any Affiliate of IndeNet, harmless in the event that IndeNet, the Surviving Corporation or any other Affiliate of IndeNet, shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees), claim or cause of action arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all Events of Breach. As used herein, "Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of the Shareholders or the breach of any warranty of the Shareholders; (ii) any failure of the Shareholders duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Shareholders to be performed or observed; (iii) any material misrepresentation in, any certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Shareholders (or any representative of the Shareholders) to IndeNet (or any representative of IndeNet) and any material misrepresentation in or omission from any document furnished to IndeNet in connection with the Closing; and (iv) any and all liabilities of or claims against IndeNet or the Surviving Corporation (or any Affiliate of IndeNet) arising out of any action, suit, proceeding, dispute or investigation or order, writ, judgment, award, injunction or decree of the character described in Section 3.16 hereof arising from events occurring prior to the Merger or out of any liability or obligation of CCMS arising prior to the Merger under any contract, lease, agreement, covenant, license, instrument or commitment of the Company, written or oral, in any such case to the extent not set forth in any of the Schedules; provided, however, that the Shareholders shall have no obligation under this Section 9.1 to make any payment to IndeNet (i) unless the aggregate amount to which IndeNet is entitled by reason of all claims under this Section 9.1 exceeds $60,000, and then only for the amount by which such claims exceed $60,000; or (ii) with respect to any claim arising out of any misrepresentation or incorrect warranty or failure to perform or observe any term, provision, covenant, agreement or condition required to be performed or observed on or before the Merger Date, notice of which is not given by IndeNet to the Shareholders within two years after the Merger Date (six years in the case of an Event of Breach relating to any representation as to tax matters). In addition, the Shareholders shall have no liability to IndeNet, the Surviving Corporation or any other Affiliate under this Agreement for any amounts exceeding, in the aggregate, the Purchase Price.

          (b) Any claim of indemnification made by IndeNet pursuant to this Section 9.1 with respect to a breach by any Shareholder of such Shareholder's representations, warranties or agreements contained in Article II shall be made only against the breaching Shareholder, and IndeNet shall not be entitled to make a claim against or otherwise pursue any other Shareholder.

     9.2 Obligation of IndeNet to Indemnify. Notwithstanding the Closing and Merger and regardless of any knowledge or information that the Shareholders may have, IndeNet agrees to indemnify, fully defend, save and hold harmless the Shareholders and their successors and assigns from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) claim or cause of action based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of IndeNet or IndeNet Sub contained in this Agreement or in any document or other papers delivered by IndeNet to the Shareholders in connection with this Agreement.

     9.3  Notice and Opportunity to Defend.

          (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any claim of indemnification, the Indemnitee shall promptly give notice thereof (the "Claims Notice") to any other party obligated to provide indemnification pursuant to
Section 9.1 or 9.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the losses, liabilities or damages that have been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided, or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability at the expense of the Indemnifying Party. Subject to the limitations contained in
Section 9.4 on the obligations of the Indemnifying Party in respect of proposed settlements, the Indemnitee shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (a) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or (b) such Indemnifying Party shall not have, as provided above, promptly employed counsel reasonably satisfactory to such Indemnitee to take charge of the defense of such action, or (c) such Indemnitee shall have reasonably concluded based on an opinion of counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnitee in respect of such different or additional defenses. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     9.4 Settlement. Notwithstanding the provisions of Section 9.3, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnitee refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee shall be equal to the lesser of (i) the amount of the offer of settlement which the Indemnitee refused to accept plus the costs and expenses of the Indemnitee prior to the date the Indemnifying Party notified the Indemnitee or the Indemnitee learned of the offer of settlement, and (ii) the actual out-of-pocket amount the Indemnitee is obligated to pay as a result of the Indemnitee continuing to pursue such matter.



                            ARTICLE X
                    MISCELLANEOUS PROVISIONS

     10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Merger Date) shall survive the Merger Date and the consummation of the transactions contemplated by this Agreement, subject to Article IX. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Merger Date.

     10.2 Publicity. Neither the Company and the Shareholders on the one hand, nor IndeNet on the other, shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event any such press release or announcement is required by law to be made by the party proposing to issue the same, such party shall use its best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

     10.3 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, IndeNet shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of IndeNet, but in such event IndeNet shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.


     10.4 Brokers and Finders.

          (a) The Shareholders and the Company represent and warrant to IndeNet that they have not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. The Shareholders indemnify and agree to defend and hold IndeNet harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against IndeNet (or any Affiliate of IndeNet) by any broker or other person who claims to be entitled to a broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the Shareholders or of the Company.

          (b)  IndeNet represents and warrants to the
Shareholders that it has not employed the services of a broker or finder in connection with this Agreement or any of the transactions contemplated hereby. IndeNet indemnifies and agrees to save and hold the Shareholders harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against them by any broker or other person who claims to be entitled to a broker's, finder's or similar fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, by reason of his acting at the request of IndeNet.

     10.5 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred by IndeNet or IndeNet Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by IndeNet. All reasonable legal and other fees, costs and expenses incurred by the Shareholders or CCMS in connection with this Agreement and the transactions contemplated hereby shall be paid by CCMS.

     10.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail or overnight courier service (postage prepaid, return receipt requested) to the parties at the following addresses:


     (a)  If to IndeNet, to:

          IndeNet, Inc.
          640 North Gower Street
          Los Angeles, California 90028
          Attention:  Robert W. Lautz, Jr.


     with a copy to:

          Troy & Gould
          1801 Century Park East
          Suite 1600
          Los Angeles, California 90067
          Attention:  Istvan Benko, Esq.


     (b)  If to the Shareholders, to:

          Cable Computerized Management Systems, Inc.
          1853 R. W. Berends Drive, S.W.
          Grand Rapids, Michigan 49509
          Attention: S. Michael Ross, Judith K. Thome and John W.
                     Sorensen


     with a copy to:

          Warner Norcross & Judd LLP
          900 Old Kent Building
          111 Lyon Street, N.W.
          Grand Rapids, Michigan 49503
          Attention: Jeffrey Battershall, Esq.

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the earlier of the date so delivered or five calendar days after so mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.6 are concerned unless such change shall have been given to such other party hereto as provided in this Section 10.6.

     10.7 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

     10.8 Waivers and Amendments. Each of the Shareholders and IndeNet may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

     10.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

     10.10Titles and Headings. The Article and Section headings, the Table of Contents and the Index to Defined Terms contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

     10.11Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     10.12Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.13Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice-of-law provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"SHAREHOLDERS"
                                   S. Michael Ross



                                   Judith K. Thome



                                   John W. Sorensen


"INDENET"                          INDENET, INC., a Delaware
corporation


                                   By:

                                   Its:


"CCMS"                             CABLE COMPUTERIZED
                                   MANAGEMENT SYSTEMS, INC.,
                                   a Michigan corporation


                                   By:

                                   Its:


"INDENET SUB"                      INDENET SUBSIDIARY, INC., a
                                   Michigan corporation



                                   By:

                                   Its:


                              INDEX
                               TO
                       SCHEDULES/EXHIBITS

Exhibits

     A    Certificate of Merger
     B    Capital Stock of the Shareholders and Division of the
Purchase Price
     C    Employment Agreements
     D    Registration Rights and Lock-Up Agreement
     E    Opinion of Counsel to the Shareholders
     F    Opinion of Counsel to IndeNet and IndeNet Sub


Schedules

   3.1    Articles of Incorporation & Bylaws
   3.6    Consents and Approvals
   3.7    Financial Statements
   3.8    Absence of Certain Changes or Events
   3.9    Tax Matters
  3.10    Absence of Undisclosed Liabilities
  3.11    Interests in Real Property
  3.12    Personal Property
  3.13    Copyrights, Trademarks, Trade Names and Know-How
  3.14    Licenses, Permits and Governmental Approvals
  3.16    Litigation
  3.17    Contracts
  3.18    Accounts Receivable
  3.20    Employee Plans
  3.21    Customers
  3.22    Insurance
  3.23    Transactions with Directors, Officers and Affiliates
  3.27    Labor Matters
   4.5    Capitalization